Exhibit 99.3

ABB FINANCIAL GROUP, INC.

AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2019 AND DECEMBER 31, 2018

(Unaudited)

	2019	2018
Assets

Cash and due from banks	$5,497,740	$4,440,684
Interest-bearing deposits in banks	18,078,028	3,413,154
Federal funds sold	17,058,000	9,187,000
Securities available for sale	17,325,246	17,393,729
Restricted equity securities, at cost	1,892,300	2,080,600

Loans, net of unearned income	257,199,684	239,058,580
Less allowance for loan losses	2,819,741	2,849,182

Loans, net	254,379,943	236,209,398

Premises and equipment, net	1,033,612	830,733
Cash surrender value of life insurance	7,400,603	7,250,234
Foreclosed assets	1,406,600	1,626,500
Deferred tax assets, net	3,097,725	3,282,664
Other assets	1,966,752	1,084,348

Total assets	$329,136,549	$286,799,044

Liabilities and Stockholders’ Equity

Liabilities:
Deposits:
Noninterest-bearing	$76,612,701	$67,777,110
Interest-bearing	174,762,972	141,758,238

Total deposits	251,375,673	209,535,348

Securities sold under repurchase agreements	9,062,487	6,013,744
Other borrowings	33,000,000	38,000,000
Subordinated debentures	1,657,000	1,657,000
Other liabilities	2,363,524	1,878,052

Total liabilities	297,458,684	257,084,144

Commitments and contingencies

Stockholders’ equity:
Series A Preferred stock, no par value; 7,500 shares authorized, 5,891 issued and outstanding	5,891,000	5,891,000
Common stock, no par value; 30,000,000 shares authorized, 5,024,374 issued	33,974,579	33,974,579
Accumulated deficit	(8,313,325)	(9,812,761)
Accumulated other comprehensive income (loss)	175,605	(287,924)
Less cost of treasury stock (3,571 shares)	(49,994)	(49,994)

Total stockholders’ equity	31,677,865	29,714,900

Total liabilities and stockholders’ equity	$329,136,549	$286,799,044

ABB FINANCIAL GROUP, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(Unaudited)

	2019	2018
Interest income:
Loans, including fees	$9,154,488	$7,757,605
Taxable securities	521,736	379,676
Federal funds sold	308,334	235,069
Interest-bearing deposits in banks	213,285	117,923

Total interest income	10,197,843	8,490,273

Interest expense:
Deposits	2,222,710	1,235,762
Securities sold under repurchase agreements, other borrowings, and subordinated debentures	737,898	580,945

Total interest expense	2,960,608	1,816,707

Net interest income	7,237,235	6,673,566
Provision for loan losses	82,500	—

Net interest income after provision for loan losses	7,154,735	6,673,566

Other income:
Service charges on deposit accounts	53,214	52,438
Gain on sale of securities available for sale	—	378,750
Other operating income	314,174	249,798

Total other income	367,388	680,986

Other expenses:
Salaries and employee benefits	2,944,185	2,876,742
Occupancy and equipment expenses	578,144	543,994
Foreclosed assets, net	148,616	131,373
Other operating expenses	1,717,945	1,481,645

Total other expenses	5,388,890	5,033,754

Income before tax expense	2,133,233	2,320,798

Income tax expense	633,797	616,733

Net income	$1,499,436	$1,704,065

ABB FINANCIAL GROUP, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(Unaudited)

	2019	2018
Net income	$1,499,436	$1,704,065

Other comprehensive income (loss):
Net unrealized holding gains on securities available for sale arising during period, net of tax of $150,417 and $98,777, respectively	463,529	(37,100)

Reclassification adjustment for gains on sale of securities realized in net income, net of tax of $0 and $95,824, respectively	—	(282,926)

Other comprehensive income (loss)	463,529	(320,026)

Comprehensive income	$1,962,965	$1,384,039

ABB FINANCIAL GROUP, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(Unaudited)

	2019	2018
OPERATING ACTIVITIES
Net income	$1,499,436	$1,704,065
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	83,773	107,301
Net premium amortization on investments	355	40,688
Gain on sale of securities available for sale	—	(378,750)
Provision for loan losses	82,500	—
(Gain) loss on sale of foreclosed assets	16,917	(8,655)
Write-down of foreclosed assets	125,900	112,600
Stock based compensation expense	—	42,582
(Increase) decrease in interest receivable	14,795	(78,874)
Increase in interest payable	56,348	150,951
Change in deferred tax assets	184,939	(10,927)
Prepayment gain on repayment of other borrowings	(13,102)	—
Increase in cash surrender value of life insurance	(150,369)	(123,707)
Net other operating activities	(625,066)	1,490,869

Net cash provided by operating activities	1,276,426	3,048,143

INVESTING ACTIVITIES
Net (increase) decrease in interest-bearing deposits in banks	(14,664,874)	11,534,724
Net increase in federal funds sold	(7,871,000)	(11,154,000)
Purchases of securities available for sale	(1,287,500)	(9,386,086)
Proceeds from sales of securities available for sale	—	1,128,750
Proceeds from maturities of securities available for sale	1,976,148	1,081,979
Purchase of restricted equity securities	—	(650,900)
Redemption of restricted equity securities	188,300	—
Proceeds from the sale of foreclosed assets	77,083	95,056
Net increase in loans	(18,253,045)	(25,101,121)
Purchases of bank owned life insurance	—	—
Purchases of premises and equipment	(336,996)	(652,184)
Disposals of premises and equipment	50,344	—

Net cash used in investing activities	(40,121,540)	(33,103,782)

ABB FINANCIAL GROUP, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(Unaudited)

	2019	2018
FINANCING ACTIVITIES
Net increase in deposits	41,840,325	6,800,950
Net increase in securities sold under repurchase agreements	3,048,743	8,619,481
Repayment of other borrowings	(18,000,000)	(5,000,000)
Proceeds from advances on other borrowings	13,013,102	20,000,000

Net cash provided by financing activities	39,902,170	30,420,431

Net increase in cash and due from banks	1,057,056	364,791

Cash and due from banks at beginning of year	4,440,684	3,351,178

Cash and due from banks at end of year	$5,497,740	$3,715,969

SUPPLEMENTAL DISCLOSURE
Cash paid for:
Interest	$2,904,260	$1,665,756